Exhibit 3.4


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 1
================================================================================


Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY
                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))
                               SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

 Mediacom Entertainment, Inc.
--------------------------------------------------------------------------------
Name of merging entity

       Delaware                                    Corporation
---------------------------------------            -----------------------------
Jurisdiction                                       Entity type *

--------------------------------------------------------------------------------
Name of merging entity

---------------------------------------            -----------------------------
Jurisdiction                                       Entity type *

--------------------------------------------------------------------------------
Name of merging entity

---------------------------------------            -----------------------------
Jurisdiction                                       Entity type *

--------------------------------------------------------------------------------
Name of merging entity

---------------------------------------            -----------------------------
Jurisdiction                                       Entity type *

and,

Mediacom Entertainment, Inc.
--------------------------------------------------------------------------------
Name of surviving entity

        Nevada                                     Corporation
---------------------------------------            ----------------------------
Jurisdiction Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.
                                        Nevada Secretary of State AM Merger 2003
                                                            Revised on: 10/24/03

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 2
================================================================================


Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

      Attn: ....................................................................

      c/o:
             -------------------------------------------------------------------





3) (Choose one)
   [ X ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

   [   ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box |_| and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

    (a) Owner's approval was not required from :

        ------------------------------------------------------------------------
        Name of merging entity, if applicable

        ------------------------------------------------------------------------
        Name of merging entity, if applicable

        ------------------------------------------------------------------------
        Name of merging entity, if applicable

        ------------------------------------------------------------------------
        Name of merging entity, if applicable

        and, or;

        ------------------------------------------------------------------------
        Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 3
================================================================================

Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


(b) The plan was approved by the required consent of the owners of *:

    Mediacom Entertainment, Inc. (Delaware)
    Name of merging entity, if applicable

    ------------------------------------------------------------------------
    Name of merging entity, if applicable

    ------------------------------------------------------------------------
    Name of merging entity, if applicable

    ------------------------------------------------------------------------
    Name of merging entity, if applicable

    and, or;

    Mediacom Entertainment, Inc. (Nevada)
    Name of surviving entity, if applicable



* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 4
================================================================================


Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


      ------------------------------------------------------------------------
      Name of merging entity, if applicable

      ------------------------------------------------------------------------
      Name of merging entity, if applicable

      ------------------------------------------------------------------------
      Name of merging entity, if applicable

      ------------------------------------------------------------------------
      Name of merging entity, if applicable

      and, or;

      ------------------------------------------------------------------------
      Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 5
================================================================================


Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------


6)   Location of Plan of Merger (check a or b):

        _____ (a) The entire plan of merger is attached;

        or,

        __X__ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)   Effective date (optional)**: _______________________________


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

================================================================================

                               Articles of Merger
                           (PURSUANT TO NRS 92A.200)
                                     Page 6
================================================================================


Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box |_| and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

     Mediacom Entertainment, Inc. (Delaware)
     ---------------------------------------------------------------------------
     Name of merging entity

       /s/ Donald C. Taylor                                            8/18/04
     ---------------------------------------------------------------------------
     Signature          Donald C. Taylor          Title    CEO         Date

     --------------------------------------------------------------------------
     Name of merging entity

     ----------------------------------------------------------------/----/----
     Signature                                    Title              Date

     --------------------------------------------------------------------------
     Name of merging entity

     ----------------------------------------------------------------/----/----
     Signature                                    Title              Date

     --------------------------------------------------------------------------
     Name of merging entity

     ----------------------------------------------------------------/----/----
     Signature                                    Title               Date

     Mediacom Entertainment, Inc. (Nevada)
     ---------------------------------------------------------------------------
     Name of surviving entity

       /s/ Donald C. Taylor                                          8/18/04
     ---------------------------------------------------------------------------
     Signature          Donald C. Taylor          Title    CEO        Date


* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                                 PLAN OF MERGER

                                     merging
              MEDIACOM ENTERTAINMENT, INC., a Delaware corporation
                                  with and into
                MEDIACOM ENTERTAINMENT, INC. a Nevada corporation


1. Parties to the Merger; Effective Date. Pursuant to the provisions of the Nevada General Corporation Law, NRS ss. ss.92A.005 et seq., MEDIACOM ENTERTAINMENT, INC, ("MEDIACOM (DE)"), a Delaware corporation, shall be merged with and into MEDIACOM ENTERTAINMENT, INC. ("MEDIACOM (NV)"), a Nevada corporation. MEDIACOM (NV) shall be the surviving corporation. The merger ("Merger") shall become effective at such time (the "Effective Time") on the date (the "Effective Date") that articles of merger are filed with the Secretary of State of Nevada.

2. Closing. The closing of the merger contemplated by this agreement shall take place on or before August ___, 2004 at the offices of MEDIACOM (NV) located at 425 Madison Avenue, Penthouse, New York, NY 10017, or at such other date and place as the parties may mutually agree. The actual date of such closing is referred to herein as the "Closing." At the Closing, MEDIACOM (DE) shall deliver certificates, or shareholders may assign their rights to their shares if their shares have not been physically issued in the form of certificates, evidencing 12,014,188 shares of its common stock, $.001 par value registered in the names of the holders thereof to MEDIACOM
     (NV), and MEDIACOM (NV) shall deliver 12,014,188 shares of common stock to the former shareholders to be delivered to the former holders of the common stock of MEDIACOM (DE) on a one-for-one basis of prior stock ownership.

          2A. Effect of the Merger. From and after the Effective Time, (i) MEDIACOM (NV) shall continue its corporate existence as a Nevada corporation and MEDIACOM (DE) shall cease to exist; (ii) the corporate charter/articles of incorporation and bylaws of MEDIACOM (NV) in effect immediately prior to the Effective Time shall continue to be its charter/articles of incorporation and bylaws until amended or repealed in a manner provided by law; and (iii) each of the directors and officers of MEDIACOM (NV) in office immediately prior to the Effective Time shall remain the directors and officers of MEDIACOM
          (NV) until their respective successors are duly elected or appointed.


3. Representations of MEDIACOM (NV). MEDIACOM (NV) hereby represents and warrants to MEDIACOM (DE) that:

     3.1 Due Incorporation, etc. MEDIACOM (NV) is duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to execute and deliver this agreement and to perform the obligations to be performed by it hereunder. Neither the execution or delivery of this agreement nor the performance by MEDIACOM (NV) hereof will constitute a breach of or default under the governing instruments of MEDIACOM (NV) or any agreement, instrument, indenture, judgment or decree to which MEDIACOM (NV) is a party or by which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by MEDIACOM (NV) for its performance hereunder will have been obtained.

     3.2 Due Execution, Validity and Effect. This agreement has been duly authorized, executed and delivered by MEDIACOM (NV) and, assuming the due authorization, execution and delivery by MEDIACOM (DE), this agreement constitutes the valid, legal and binding obligation of MEDIACOM (NV), enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     3.3 Board Approval. The Board of Directors of MEDIACOM (NV) has duly approved the merger contemplated by this agreement.

     3.4 Full Disclosure. No representation or warranty made by MEDIACOM (NV) in this agreement and no certificate or document furnished or to be furnished to MEDIACOM (DE) pursuant to this agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4. Representations of MEDIACOM (DE). MEDIACOM (DE) hereby represents and warrants to MEDIACOM (NV) that:

     4.1 Due Incorporation, etc. MEDIACOM (DE) is duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to execute and deliver this agreement and to perform the obligations to be performed by it hereunder. Neither the execution nor delivery of this agreement nor the performance by MEDIACOM (DE) hereof will constitute a breach of or default under the governing instruments of MEDIACOM (DE) or any agreement, instrument, indenture, judgment or decree to which it is a party or to which it is bound. Prior to the Closing, all consents and approvals, if any, required to be obtained by MEDIACOM (DE) for its performance will have been obtained.

     4.2 Due Execution, Validity and Effect. This agreement has been duly authorized, executed and delivered by MEDIACOM (DE) and, assuming the due authorization, execution and delivery by MEDIACOM (NV), this agreement constitutes the valid, legal and binding obligation of MEDIACOM (DE), enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     4.3 Full Disclosure. No representation or warranty made by MEDIACOM (DE) in this agreement and no certificate or document furnished or to be furnished to MEDIACOM (NV) pursuant to this agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained or therein not misleading.

     4.4 Board Approval. The Board of Directors of MEDIACOM (DE) has duly approved the merger contemplated by this agreement.

5. Certain Fees.

     Neither party has incurred any liability for any brokers' or finders' fees or commissions in connection with the merger contemplated by this Agreement for which the other party is or would be liable. Each of the parties agrees to indemnify and hold harmless the other from and against any commission, fee or claim of any person employed or retained by it to bring about the merger contemplated hereby or to represent it in connection therewith.

6. Conditions to Obligations of the Parties. All obligations of the parties under this agreement are subject to the fulfillment or satisfaction, prior to or at Closing, of each of the following conditions precedent (all of which may be waived):

          (a) each of the representations and warranties of the parties herein being true and correct in all material respects on the date hereof and as of the Closing, and each of the parties having performed or complied with all agreements and covenants contained in this agreement to be performed or compiled with by it or either them, as the case may be, prior to or at the Closing;

          (b) neither the MEDIACOM (NV) nor MEDIACOM (DE)'s being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the merger pursuant to this agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

          (c) there not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the merger pursuant to this agreement which would render the consummation of the merger illegal.

7. Survival of Representations, etc. All representations, warranties and agreements made herein shall survive any investigation made by MEDIACOM
     (NV) and MEDIACOM (DE) and shall survive the Closing.

8. Termination. This agreement may be terminated:

          (a) on the date specified in a writing executed by both MEDIACOM (NV) and MEDIACOM (DE);


          (b) by MEDIACOM (NV), upon written notice to MEDIACOM (DE), if any representation or warranty made in this agreement by MEDIACOM (DE) shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if MEDIACOM (DE) shall fail to perform or observe any material covenant or agreement made by MEDIACOM (DE) in this agreement; or

          (c) by MEDIACOM (DE), upon written notice to MEDIACOM (NV), if any representation or warranty made in this agreement by MEDIACOM (NV) shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect hereafter, or if MEDIACOM (NV) shall fall to perform or observe any material covenant or agreement made by it in this agreement.

9.   Miscellaneous.

     9.1 Binding Effect: Assignment. This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This agreement may not be assigned.

     9.2 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

     9.3 Entire Agreement; Absence of Representation. This agreement constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings, and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. MEDIACOM (NV) hereby acknowledges that in acquiring the securities in the merger hereunder, it has relied only upon the representations and warranties expressly made in this agreement and that no other statements, representations or warranties, oral or written, expressed or implied, have been made or relied upon in connection with such acquisitions or as an inducement therefore.

     9.4 Execution in Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument.

     9.5 Notices. All notices, requests, permissions, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telegram, telex, facsimile transmission or by mail (registered or certified mail postage prepaid, return receipt requested) to the respective parties at the following respective addressed or to such other address as any party hereto shall specify in a notice to the other parties hereto in accordance with the terms hereof:

     If to MEDIACOM (NV):               Attention: Donald C. Taylor
                                                 425 Madison Avenue
                                                 Penthouse
                                                 New York, NY 10017

                                                 Facsimile:        212-230-1909


     If to MEDIACOM (DE):               Attention: Donald C. Taylor
                                                 425 Madison Avenue
                                                 Penthouse,
                                                 New York, NY 10017

                                                 Facsimile:        212-230-1909

     9.6 Amendments and Waivers. This agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. MEDIACOM (NV) may, by an instrument in writing, waive compliance by MEDIACOM (DE) with any term or provision of this agreement on the part of any of them to be performed or complied with. MEDIACOM (DE) may, by an instrument in writing, waive compliance by MEDIACOM (NV) with any term or provision of this agreement on the part of MEDIACOM (NV) to be performed or complied with. Any waiver of a breach of any term or provision of this agreement shall not be construed as a waiver of any, subsequent breach.

     9.7 Headings; Severability. The headings contained in this agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this agreement or affecting the validity or enforceability of any of the terms or provisions of this agreement in any other jurisdiction. If any provision of this agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as in enforceable.

     9.8 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this _____ day of August, 2004.


                                MEDIACOM ENTERTAINMENT, INC. (NV)


                                By:     /s/ Donald C. Taylor
                                       -------------------------------------
                                       Donald C. Taylor President


                                MEDIACOM ENTERTAINMENT, INC. (DE)

                                By:     /s/ Donald C. Taylor
                                       -------------------------------------
                                       Donald C. Taylor President

                            CORPORATE CERTIFICATE OF
                          MEDIACOM ENTERTAINMENT, INC.


     The undersigned, as president of MEDIACOM ENTERTAINMENT, INC. (the "Company"), hereby certifies that the Company:


     (a) is not a reporting company under the 1934 Securities Exchange Act;

     (b) is an operating company with a specific business plan; and

     (c) has not sold securities pursuant to exemption under Rule 504 within the past twelve (12) calendar months in an aggregate dollar amount that would preclude the contemplated sales of the shares under that rule.


August 18, 2004


/s/ Donald C. Taylor
--------------------
    Donald C. Taylor
    CEO